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Exhibit 99.1

[SUPERCONDUCTOR TECHNOLOGIES LETTERHEAD]


      STOCKHOLDERS OF SUPERCONDUCTOR TECHNOLOGIES INC. AND CONDUCTUS, INC.
                                 APPROVE MERGER

SANTA BARBARA, CA - DECEMBER 17, 2002: Superconductor Technologies Inc. (Nasdaq:
SCON) ("STI") the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, today announced that stockholders of both STI and Conductus, Inc. (Nasdaq: CDTS) approved the merger of the two companies at simultaneous stockholder meetings this morning. The parties expect to complete the merger and previously committed $20 million private financing within the next few days.

         Under the terms of the merger agreement, Conductus shareholders will receive 0.6 shares of newly issued STI common stock for each outstanding share of Conductus common stock. The merger will combine the talents, technologies and assets of the two pioneers of commercial wireless and government applications of superconducting technology. Conductus, founded in 1987 and based in Sunnyvale, California, develops, manufactures and markets electronic components and systems based on superconductors for applications in the worldwide telecommunications market. Conductus' common stock will cease trading on the Nasdaq National Market System at the close of trading today, December 17th, 2002. The combined company will retain the STI name, and Conductus will become a wholly-owned subsidiary of STI.

          "The merger of STI and Conductus will combine the two companies' unparalleled expertise within the telecommunications equipment sector," said M. Peter Thomas, president and chief executive officer of STI. "The infusion of $20 million, along with an infrastructure that is expected to be more cost efficient, creates a solid base from which to bring the benefits of HTS to top-tier wireless carriers and the government. We are confident the merger creates a company well positioned to benefit from the industry's recovery, which we expect to occur in 2003 and 2004."

         Charles E. Shalvoy, President and CEO of Conductus, added, "We are excited about the strength and renewed energy the merged company will bring to our government products business. We are seeing a broader and stronger presence with our commercial customers through the integration of the two companies' sales and marketing teams.
STI's future potential far exceeds that of the original two companies."

         Stockholders also approved the terms of the related $20 million private financing, a proposal to increase STI's authorized shares from 75 million to 125 million and a proposal that would allow STI to effect a reverse stock split at some point within the next year without further

Form 8-K Announcing closing merger and pipe (0212017)
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stockholder approval, should the board of directors decide it is an effective course of action to achieve corporate objectives.

         STI expects to announce preliminary year-end results in early February, at which time management will give further detail on the integration progress and outlook for 2003.


ABOUT SUPERCONDUCTOR TECHNOLOGIES INC.

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperFilter(R), the company's flagship product in the SuperLink Rx product line, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

More than 1,700 SuperFilter Systems have been deployed worldwide, logging in excess of 20 million hours of cumulative operation. In 2002, STI was named one of Deloitte & Touche's prestigious "Technology Fast 50" companies for the Los Angeles area, a ranking of the 50 fastest-growing technology companies in the area.

SuperFilter and SuperLink are trademarks or registered trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to, STI's views on future commercial revenues, market growth, capital requirements, new product introductions, the benefits of the merger with Conductus and the integration of the two companies and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to:
STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; STI's ability to achieve profitability; the uncertainties of litigation and the outcome of the patent litigation with ISCO International; and the complexities and risks related to the integration of the business of STI and Conductus. STI refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking

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statements. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.


NOTICE REGARDING PRIVATE PLACEMENT


The securities offered in the private placement described above the first paragraph of this press release have not been registered under the Securities Act of 1933 and may not be offered or sold in the Unites States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

COMPANY CONTACT:                              INVESTOR RELATIONS CONTACT:
----------------                              ---------------------------
Martin McDermut                               Lippert / Heilshorn & Associates
Senior Vice President, Chief                  Lillian Armstrong, Moriah Shilton
  Financial Officer                           Email:   lillian@lhai-sf.com
Email: mmcdermut@suptech.com                  (415) 433-3777
(805) 690-4500

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